UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 8, 2013

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1649 West Frankford Road

Carrollton, TX 75007

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02 Results of Operations and Financial Condition

On May 8, 2013, CyrusOne Inc. issued a press release reporting financial results and operating information for the quarter ended March 31, 2013. In addition, the Company made available on its website supplemental operating and financial data for the same period. The press release and supplemental information are furnished herewith as Exhibits 99.1 and 99.2, respectively.

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure

On May 8, 2013, Gary J. Wojtaszek, the Company’s president and chief executive officer, and Kimberly H. Sheehy, the Company’s chief financial officer and administrative officer, will present first quarter 2013 results. The presentation will be webcast both live and on-demand.

A copy of the presentation to be made during the meeting is attached to this Current Report as Exhibit 99.2.

The information in Items 2.02 and 7.01 and the exhibits attached to this Current Report as Exhibits 99.1 and 99.2 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934 or otherwise subject to the liabilities of that Section nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Act of 1934, except as shall be expressly stated by specific reference in such filing.

Item 9.01 — Financial Statements and Exhibits

  (d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 8, 2013.

99.2	Presentation made during the CyrusOne first quarter 2013 earnings conference call on May 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2013	CYRUSONE INC.

	By:	/s/ Thomas W. Bosse
Thomas W. Bosse
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.

99.1	Press Release, dated May 8, 2013.

99.2	Presentation made during the CyrusOne first quarter 2013 earnings conference call on May 8, 2013.